Exhibit 10.29

SANKEN NORTH AMERICA, INC.

CLASS L COMMON STOCK GRANT AGREEMENT

THIS CLASS L COMMON STOCK GRANT AGREEMENT (this “Agreement”) is made as of _________ (the “Effective Date”) by and between Sanken North America, Inc., a Delaware corporation (the “Company”), and _________ (“Holder”).

WHEREAS, Holder desires to acquire and the Company desires to issue to Holder shares of its Class L Common Stock (as defined in the Amended and Restated Certificate of Incorporation of the Company (as the same may be further amended or restated from time to time) (the “Certificate of Incorporation”)) on the terms set forth herein. Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stockholders’ Agreement (as defined below).

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1. Issuance of Stock. Effective as of the Effective Date, the Company hereby issues to Holder, in respect of services provided by Holder and to be provided by Holder to the Company, an aggregate of _________(___) shares of Class L Common Stock, subject to the restrictions and the terms and conditions set forth herein and in the Stockholders’ Agreement (as defined below) (such restricted shares of Class L Common Stock, the “Restricted Shares”).

2. Delivery of Certificates; Assignment; Spousal Consent. If and to the extent that the Restricted Shares are certificated (as determined by the Company), any certificates representing the Restricted Shares hereunder shall be held in escrow by the Company as provided in Section 10 hereof. Holder shall deliver to the Secretary of the Company, concurrently with the execution of this Agreement, (a) a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit A), and (b) a Spousal Consent form (in the form attached hereto as Exhibit B) duly executed by Holder’s spouse or registered domestic partner (if married or registered as a domestic partner as of the Effective Date) or by Holder (if unmarried and not registered as a domestic partner as of the Effective Date).

3. Stockholders’ Agreement; Stockholder Rights. As a condition to the grant of the Restricted Shares hereunder, concurrently with the entry into this Agreement, Holder shall, in accordance with Section 14 below, enter into the stockholders’ agreement prescribed by the Company to be entered into by the Company, Holder and the other stockholders of the Company (the “Stockholders’ Agreement”). Subject to the terms and conditions hereof, including but not limited to Section 4 hereof, and the terms and conditions of the Company’s Certificate of Incorporation and the Stockholders’ Agreement, Holder (or its successor in interest) shall have all the rights of a stockholder of Class L Common Stock of the Company with respect to each Restricted Share (including voting and dividend rights); provided, however, that Holder shall not be entitled to receive any dividends or distributions prior to the date on which the Restricted Share to which any such dividend or distribution relates becomes vested (and any distributions or dividends held back in accordance with the foregoing shall instead be paid to Holder as soon as reasonably practicable following the vesting of the Restricted Share to which such distribution or dividend relates (if such Restricted Share vests in accordance herewith)).

4. Vesting.

(a) Subject to and conditioned upon Holder’s continued employment with and/or service to (in the case of a director) the Company or a Subsidiary of the Company, in any case, through the applicable vesting date, the Restricted Shares shall vest as to one-quarter (1⁄4) of the total Restricted Shares awarded hereunder on each anniversary of the Effective Date (rounded down to the nearest whole share until the final vesting date), for a total vesting period of four years from the Effective Date. In addition, (i) the Restricted Shares shall vest in full immediately prior to the earliest to occur of the consummation of a Change of Control Transaction (as defined in the Certificate of Incorporation) or the Final OEP Exit Date (as defined below), in each case, subject to Holder’s continued employment with and/or service to (in the case of a director) the Company and its Subsidiaries through immediately prior to the applicable event, and (ii) in the event of the consummation of an initial Public Offering while any Restricted Shares remain unvested, up to an additional one quarter (1⁄4) of the total Restricted Shares subject hereto shall vest immediately prior to the occurrence of such initial Public Offering, subject to Holder’s continued employment with and/or service to (in the case of a director) the Company and its Subsidiaries through such initial Public Offering. Notwithstanding the foregoing or anything herein to the contrary, in the event that Holder’s employment is terminated by the Company or any of its Subsidiaries for Cause, Holder shall forfeit all Restricted Shares upon such termination, whether or not such shares would otherwise have vested in accordance with this Section 4(a).

(b) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Cause” shall mean a good faith determination by the Board of Directors of the Company of any one or more of the following: (a) Holder’s (x) continued or repeated failure or refusal (after prior written notice thereof from the Board of Directors of the Company and Executive’s failure to cure such failure or refusal (if curable) within ten calendar days of such written notice, and other than due to Holder’s disability) to substantially perform the duties required by Holder’s position with the Company or any of its Subsidiaries (it being understood that Holder’s failure to attain performance goals or targets or to otherwise fail to substantially perform the duties required by Holder’s position shall not constitute “Cause” hereunder if such failure is as a result of actions taken or not taken in good faith and with reasonable belief that such actions or omissions were in the best interests of the Company and its Subsidiaries) or (y) failure or refusal to follow lawful directives of the Board of Directors of the Company; (b) gross negligence or willful misconduct (including unauthorized disclosure of material proprietary information) by Holder which results in a material detriment to the Company or any of its Subsidiaries; (c) Holder’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony that involves fraud or moral turpitude or that is perpetrated against the Company or any of its Subsidiaries, their respective businesses or any of their respective assets, properties or personnel; or (iv) a material breach of this Agreement (which shall include any breach of the provisions set forth in Section 15 of this Agreement) or any other written agreement with the Company or any of its Subsidiaries to which Holder is a party.

(ii) “Final OEP Exit Date” shall mean the consummation of a Transfer by OEP SKNA, L.P., a Cayman Islands exempted limited partnership (“OEP”) or any of its Affiliates of shares of capital stock of the Company held by OEP or any of its Affiliates to any Person (as defined in the Certificate of Incorporation) if, immediately after such Transfer, OEP and its Affiliates do not own or hold capital stock of the Company. Notwithstanding the foregoing, the consummation of a Transfer by OEP and its Affiliates of all of the shares of capital stock of the Company held by OEP and its Affiliates as of the Effective Date to (i) an Affiliate of OEP, (ii) Sanken Electric Co., Ltd. (“Sanken”), or (iii) an Affiliate of Sanken, shall not be deemed or treated as a Final OEP Exit Date for purposes of this Agreement.

5. Forfeiture of Restricted Shares. In the event of a termination of Holder’s employment with the Company and its Subsidiaries for any reason (the date of such termination, the “Date of Termination”), (i) any Restricted Shares that have not vested as of such Date of Termination shall be forfeited and Holder (and any Permitted Transferee(s), if any) shall have no further right or interest in such forfeited Restricted Shares, and (ii) any Restricted Shares that have vested as of such Date of Termination shall remain outstanding, subject to the terms and conditions of this Agreement, the Certificate of Incorporation and the Stockholders’ Agreement. Notwithstanding the foregoing, in the event of a Holder’s termination of employment with the Company and its Subsidiaries (as applicable) for Cause, Holder (and any Permitted Transferee(s), if any) shall forfeit all Restricted Shares, whether vested or unvested, without consideration therefor.

6. Call Right.

(a) In the event of Holder’s termination of employment with the Company and its Subsidiaries (as applicable) for any reason (other than a termination for Cause, in which case Holder (and any Permitted Transferee(s), if any) shall forfeit all Restricted Shares), then, the Company may, at the Company’s option (but not obligation) exercisable in the sole discretion of the Company within ninety (90) days of any such termination, elect to repurchase any or all vested Restricted Shares from Holder (or any Permitted Transferee(s), if any) (the “Call Right”). Notwithstanding the foregoing, if the Company is unable to exercise the Call Right in accordance with the terms and conditions of this Section 6 during the applicable repurchase period set forth above due to restrictions under applicable law and/or under any loan agreement, indenture, credit facility, or other financing instrument (each, a “Call Restriction”), the period during which the Company may exercise the Call Right shall be tolled for so long as such Call Restriction remains applicable, and shall be extended accordingly thereafter; provided, that the Company shall use good faith efforts to cure the applicable Call Restriction(s). The Call Right shall terminate as to all Restricted Shares immediately prior to an initial Public Offering.

(b) The purchase price for any Restricted Shares acquired by the Company pursuant to the Call Right shall be the fair market value, as determined by the Board of Directors of the Company in good faith, of such Restricted Shares on the date that notice of the Call Right is provided to Holder in accordance herewith.

(c) If (a) a Change of Control Transaction or a Revaluation Event (as defined below) is consummated within twelve (12) months following the exercise by the Company of the Call Right and (b) the implied value of a Restricted Share in connection with such Change of Control Transaction or Revaluation Event, based on the amount that the Holder would have been entitled to pursuant to the Certificate of Incorporation upon a distribution following the hypothetical liquidation of the Company (based on the equity value of the Company as a whole implied by such Change of Control Transaction or Revaluation Event) as though the Holder had continued to hold such Restricted Share as of the date of such Change of Control Transaction or Revaluation Event (but had ceased to be an employee prior to such Change of Control Transaction or Revaluation Event) (the “Corporate Event Value”) is greater than the Call Price paid to such Holder, then, upon the consummation of such Change of Control Transaction or such Revaluation Event, Holder shall be entitled to receive an additional cash payment equal to (i) the number of Restricted Shares subject to the Call Right, multiplied by (ii) the excess of (x) the Corporate Event Value over (y) the Call Price. Such additional payment shall be made to Holder within sixty (60) days following the consummation of such Change in Control Transaction or Revaluation Event using the methods set forth in Section 6(f) and shall represent additional purchase price paid for the Restricted Shares subject to the exercised Call Right. For purposes of this Agreement, “Revaluation Event” means the consummation of a bona fide equity financing or other equity issuance (which shall include, for the avoidance of doubt, any merger, consolidation or similar transaction with an unaffiliated third party in which equity or quasi-equity securities of the Company are issued as consideration), as a result of which an equity value is implied to the Company as a whole (and not, for the avoidance of doubt, to the equity or quasi-equity security issued in connection with such equity financing or other equity issuance), other than a Change of Control Transaction.

(d) If the Company elects, in its sole discretion, to exercise its Call Right, such exercise shall be effected by the Company’s delivery to Holder (or any Permitted Transferee(s), if any) or, in the event of Holder’s death, to Holder’s executor, of a written notice, delivered in accordance with Section 16(c) hereof, of the Company’s exercise of its Call Right, indicating the Company’s intention to exercise the Call Right and setting forth the number of vested Restricted Shares to be sold to the Company in connection with such exercise of the Call Right (the “Call Notice”).

(e) The Company shall purchase any such Restricted Shares subject to a valid Call Right on a closing date determined by the Company, but in any event within ninety (90) days after the Call Notice is delivered to Holder (or any Permitted Transferee(s), if any) (the “Call Closing Date”). The Company will, in connection with such repurchase, be entitled to receive customary representations and warranties from Holder (or any Permitted Transferee(s), if any) regarding such sale, as determined by the Company. The scope of such representations and warranties from Holder (or any Permitted Transferee(s), if any) shall not be greater than the representations and warranties that Holder (or any Permitted Transferee(s), if any) would be required to give pursuant to the Stockholders’ Agreement if the purchase by the Company of any such Restricted Shares were deemed or treated as a Drag-Along Transaction under the Stockholders’ Agreement and Holder (or any Permitted Transferee(s), if any) were a Dragged Stockholder in connection with such Drag-Along Transaction.

(f) The Company shall, if and to the extent it exercises the Call Right, purchase the Restricted Shares subject to such Call Right in accordance with this Section 6 by delivery of (i) with respect to all amounts payable in respect of such Call Right exercise up to $250,000, cash or a check, and (ii) with respect to the remainder of the Call Price of such Restricted Shares being repurchased (if so elected by the Company), the execution and delivery by the Company to Holder of a subordinated promissory note bearing simple interest at the then-applicable United States Prime Rate (as reported in the Wall Street Journal), payable as to forty-five percent (45%) of the principal and interest due pursuant to such promissory note on the first anniversary of the Call Closing Date and as to one-half (1/2) of the remaining balance of the principal and interest due pursuant to such promissory note on each of the second and third anniversaries of the Call Closing Date. In the event that Holder is not permitted under applicable law to elect installment sale treatment for United States federal income tax purposes of the amounts to be paid by the Company to Holder under such promissory note, then, in lieu of the foregoing payment terms in respect of such Call Right, forty five percent (45%) of the amounts payable by the Company to Holder in respect of such Call Right shall be payable in cash or by check and the remainder shall be paid by the execution and delivery by the Company to Holder of a subordinated promissory note bearing simple interest at the then-applicable United States Prime Rate (as reported in the Wall Street Journal), payable as to one-third (1/3) of the principal and interest due pursuant to such promissory note on each of the first three anniversaries of the Call Closing Date. For the avoidance of doubt, the subordinated character of the promissory notes described in this Section 6(f) shall in no event affect the terms or the duration of the respective promissory notes or be construed or treated as (i) allowing or permitting the Company to avoid, postpone or delay making any payment of principal or interest (or any other payment) when due in accordance with the terms of such promissory notes or (ii) require the holder of any of such promissory notes to refrain or delay from exercising any of such holder’s rights or remedies under any such promissory note, including, without limitation, the right to bring a lawsuit to enforce the obligation of the Company to pay principal or interest (or any other payment) when due in accordance with the terms of such promissory notes. Notwithstanding anything in this Section 6(f) to the contrary, the Company shall be entitled to elect in its sole discretion to pay all of the purchase price for any Restricted Shares acquired by the Company pursuant to the Call Right by delivery of cash, check or by wire transfer of immediately available funds.

(g) To the extent any certificates have previously been delivered out of escrow to Holder (if certificated), then Holder shall, prior to the close of business on the Call Closing Date, deliver to the Secretary of the Company the certificate(s) representing such Restricted Shares, each certificate to be properly endorsed for transfer. Upon the Company’s delivery of notice and payment of the aggregate Call Price in accordance herewith, the Company shall become the legal and beneficial owner of the Restricted Shares so called, and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Restricted Shares so called by the Company, without further action by Holder (or any Permitted Transferee(s), if any).

7. Restrictions on Transfer.

(a) Without limiting any provisions of the Certificate of Incorporation or the Stockholders’ Agreement, subject to Section 7(b) below, Holder shall not Transfer any Restricted Shares prior to the vesting of such Restricted Shares. Furthermore, Holder shall not Transfer any Restricted Shares subsequent to their vesting except in compliance with the terms of this Agreement, the Stockholders’ Agreement and the Certificate of Incorporation, and all applicable securities laws. The Company shall not be required (i) to record on its books the Transfer of any Restricted Shares purported to have been sold or otherwise Transferred in violation of any of the provisions of this Agreement, the Stockholders’ Agreement or the Certificate of Incorporation or (ii) to treat as the owner of such Restricted Shares or to accord the right to vote or receive dividends to any purchaser or other transferee to whom such Restricted Shares shall purportedly have been Transferred, and any such Transfer in violation of the foregoing shall be void ab initio.

(b) Notwithstanding anything to the contrary contained in Section 7(a) above, the Transfer of any or all of the Restricted Shares during Holder’s lifetime or upon Holder’s death by will or intestacy to any Family Member(s) of Holder shall be exempt from the restrictions on Transfer set forth in Section 7(a) above. As used herein, “Family Member” shall have the meaning provided in Rule 701 of the Securities Act, as may be amended from time to time. In such case, (i) the transferee or other recipient shall receive and hold the Restricted Shares so transferred subject to the provisions of this Agreement, the Stockholders’ Agreement and the Certificate of Incorporation, as applicable, and (ii) the transferee shall, as a condition to the Transfer of the Restricted Shares, execute and deliver to the Company such forms and agreements as the Company shall reasonably request, including without limitation, an Assignment Separate from Certificate, a Spousal Consent and/or Joint Escrow Instructions, and there shall be no further transfer of such Restricted Shares except in accordance with the terms of this Section 7, the Stockholders’ Agreement and the Certificate of Incorporation.

8. Investment Representations. In connection with the grant of the Restricted Shares, Holder represents to the Company the following:

(a) Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Restricted Shares. Holder is acquiring these Restricted Shares for investment for Holder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) Holder acknowledges and understands that the Restricted Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder further understands that the Restricted Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holder understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Holder’s representation was predicated solely upon a present intention to hold these Restricted Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Restricted Shares, or for a period of one year or any other fixed period in the future. Holder further acknowledges and understands that the Company is under no obligation to register the Restricted Shares. Holder understands that the certificate evidencing the Restricted Shares may be imprinted with a legend which prohibits the transfer of the Restricted Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable securities laws or agreements.

(c) Holder is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Restricted Shares to the Executive, the issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Restricted Shares exempt under Rule 701 may under present law be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including, in the case of an Affiliate, (i) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Exchange Act), (ii) the availability of certain public information about the Company, (iii) the amount of Restricted Shares being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (iv) the timely filing of a Form 144, if applicable.

(d) In the event that the Company does not qualify under Rule 701 at the time of grant of the Restricted Shares, then the Restricted Shares may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than six months, or, in the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, not less than one year, after the later of the date the Restricted Shares were sold by the Company or the date the Restricted Shares were sold by an Affiliate of the Company, within the meaning of Rule 144 and the availability of certain public information about the Company (subject to certain exceptions); and, in the case of a sale of the Restricted Shares by an Affiliate, the satisfaction of the conditions set forth in clauses (i), (ii), (iii) and (iv) of the paragraph immediately above or, in the case of a non-Affiliate who subsequently holds the Restricted Shares less than one year, the satisfaction of the conditions set forth in section (i) of the paragraph immediately above.

(e) Holder further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Holder understands that no assurances can be given that any such other registration exemption will be available in such event.

(f) Holder understands and acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations and Holder hereby consents to such reliance.

9. Legends. If the Restricted Shares are certificated, as determined in the sole discretion of the Company, the certificate(s) evidencing the Restricted Shares issued hereunder shall be endorsed with the following legends (in addition to any other legends mandated by applicable law or deemed appropriate by the Company):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN CALL RIGHTS, DRAG-ALONG RIGHTS, FORFEITURE PROVISIONS AND TRANSFER RESTRICTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) OR CERTAIN OTHER STOCKHOLDERS OF ISSUER, AS SET FORTH IN A STOCK GRANT AGREEMENT AND AN APPLICABLE STOCKHOLDERS’ AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. SUCH FORFEITURE PROVISIONS, TRANSFER RESTRICTIONS, CALL RIGHTS AND DRAG-ALONG RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.

10. Escrow of Unvested Restricted Shares. For purposes of facilitating the enforcement of the provisions of this Agreement (including the provisions of Section 7 above), Holder agrees that, in accordance with the terms of the Joint Escrow Instructions attached hereto as Exhibit C, the Restricted Shares issued under this Agreement shall be held by the Escrow Agent (as defined in such Joint Escrow Instructions) until such Restricted Shares become vested in accordance herewith.

11. Market Stand-Off Agreement. Without limiting any provision of the Stockholders’ Agreement, Holder hereby agrees, if so requested by the managing underwriters or the Company in connection with a Public Offering, that, without the prior written consent of such managing underwriters, Holder will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, assign any legal or beneficial interest in or make a distribution of any capital stock of the Company held by or on behalf of Holder or beneficially owned by Holder in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to (i) 180 days after the date of the final prospectus relating to such Public Offering in the case of the Company’s initial public offering, or (ii) 90 days after the date of the final prospectus relating to such Public Offering in the case of any secondary offering (or, in each case, such longer period of time as may be required to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and/or (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), as applicable, (or any successor rules or amendments thereto)) (the “Lock Up Period”); provided, however, that nothing contained in this Section 11 shall prevent the forfeiture of Restricted Shares or the exercise of the Call Right or any drag-along or similar rights under the Stockholders’ Agreement, in any case, during the Lock Up Period.

12. Adjustment for Changes in Capitalization.

(a) All references to the number of Restricted Shares granted pursuant to this Agreement shall be appropriately adjusted to reflect any stock split, reverse stock split or stock dividend or other similar change in the Restricted Shares which may be made by the Company after the date of this Agreement, as determined by the Company to be necessary to prevent the unjust dilution or enlargement of the rights conferred hereby.

(b) In the event of the declaration of a stock dividend, stock split or stock combination, a recapitalization or a similar transaction affecting the Class L Common Stock without receipt of consideration, any new, substituted or additional securities that by reason of such transaction are distributed (i) with respect to any unvested Restricted Shares or into which such unvested Restricted Shares thereby become convertible shall immediately be subject to the vesting conditions contained herein (to the extent still applicable to the underlying Restricted Shares (and shall vest and cease to be forfeitable at the same rate as such unvested Restricted Shares would have vested under this Agreement, as set forth in Section 4 above), and (ii) with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible, shall immediately become subject to the Call Option and any drag-along and/or similar rights under the Stockholders’ Agreement. Appropriate adjustments to reflect the distribution of such securities shall be made to the number and/or class of the Restricted Shares.

13. Tax Representations; Section 83(b) Election.

(a) Holder understands that Holder may suffer adverse tax consequences as a result of Holder’s acquisition, holding (including upon vesting) and/or disposition of the Restricted Shares. Holder represents that Holder has consulted with any tax consultants Holder deems advisable in connection with the grant or disposition of the Restricted Shares and that no action or representation by the Company shall be construed as the giving of tax advice and Holder is not relying on the Company for any tax advice.

(b) Holder covenants that he or she shall make a timely election under Section 83(b) of the Internal Revenue Code (or any comparable election in the state of Holder’s residence) with respect to the Restricted Shares. In connection with such election, Holder and Holder’s spouse, if applicable, shall execute and deliver to the Company with this executed Agreement, a copy of the election pursuant to Section 83(b) of the Internal Revenue Code substantially in the form attached hereto as Exhibit D. Holder represents that Holder has consulted any tax consultant(s) that Holder deems advisable in connection with the filing of an election under Section 83(b) of the Internal Revenue Code and similar state tax provisions. Holder acknowledges that it is Holder’s sole responsibility and not the responsibility of the Company or any of its Affiliates to timely file an election under Section 83(b) of the Internal Revenue Code (and any comparable state election), even if Holder requests that the Company or its Affiliates or any of their representatives make such filing on Holders’ behalf. Holder should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

(c) HOLDER FURTHER ACKNOWLEDGES AND UNDERSTANDS THAT HOLDER SHALL BE REQUIRED TO SATISFY, AND SHALL BE SOLELY LIABLE FOR, ALL APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX WITHHOLDING OBLIGATIONS ASSOCIATED WITH THE SHARES, AND HOLDER HEREBY AGREES TO PAY SUCH WITHHOLDING AMOUNTS TO THE COMPANY AT SUCH TIMES AND IN SUCH FORM AS COMPANY SHALL REQUIRE FOR PURPOSES OF TIMELY SATISFYING SUCH WITHHOLDING OBLIGATIONS.

14. Stockholders’ Agreement. Holder agrees to execute and deliver, concurrently with the execution of this Agreement, the Stockholders’ Agreement. If there is any conflict between this Agreement and the Stockholders’ Agreement with respect to the matters addressed by the Stockholders’ Agreement, the Stockholders’ Agreement shall control.

15. Restrictive Covenants. The covenants and restrictions contained in this Section 15 shall be in addition to, and not in lieu of, any covenants or restrictions applying to Holder pursuant to any employment, severance, consulting services, support or other agreement between Holder and the Company or any of its Subsidiaries; provided that any such agreement may expressly provide that the provisions thereof supersede Section 15 hereof. In furtherance of the foregoing, and in consideration of the receipt of the Restricted Shares hereunder, Holder hereby agrees as follows:

(a) Noncompetition. During the period beginning on the Effective Date and ending on the first anniversary of Holder’s Date of Termination for any reason (the “Restricted Period”), Holder shall not, without the written consent of the Company, at any time (i) be employed or engaged as a contractor, employee, director, manager, officer, trustee, consultant or advisor or otherwise provide services to or on behalf of or participate in the management or control of, or (ii) have an economic or other interest in (other than in publicly traded securities of an entity listed on a national exchange, not to exceed 1% of the total shares outstanding or by virtue of passive investment in a venture capital limited liability partnership or other similar venture or seed capital firm), directly or indirectly, as owner, partner, participant of a joint venture, trustee, proprietor, stockholder, member, capital investor, lender or similar capacity, a business (or division, group, or other portion of a business) or enterprise which is engaged in any aspect of the Business, or that competes with the Company with respect to the Business. For purposes of this Section 15, the “Business” means the business of developing, licensing, patenting, manufacturing, marketing, distributing, selling or servicing all (i) magnetic sensors (as used in all industries), microelectromechanical sensors (as used in the automotive, industrial and consumer industries), gas sensors (as used in the automotive industry) and lidar and radar sensors (as used in the automotive industry) and (ii) Power ICs (as used in the industries and markets in which the Company and its Subsidiaries operate at any particular time), motor drives and LED IC drives, in each case, in the geographic location in which the Company or any of its Subsidiaries operate as of the termination of Holder’s service with the Company and its Subsidiaries. Nothing in the foregoing shall prevent Holder from being employed by, or providing services to, a division of an entity that engages in the Business so long as the division in which Holder is engaged does not compete in the Business and Holder does not provide assistance to the division engaged in the Business.

(b) Non-Solicitation. During the Restricted Period, Holder shall not, directly or indirectly, either for himself or herself or on behalf of any other person, firm, corporation or other entity, (i) recruit or otherwise solicit, encourage or induce any employee, client, customer, vendor or investor of the Company or any of its Subsidiaries to terminate such person or entity’s employment or other arrangement with the Company or any of its Subsidiaries, (ii) offer to employ or retain or offer to retain as a consultant or advisor or in any other capacity any person who is employed by the Company or any of its Subsidiaries; provided, however, that the foregoing clauses (i) and (ii) shall not apply to a general advertisement or solicitation (or any hiring or engagement pursuant to such advertisement or solicitation) that is not specifically targeted to employees or consultants of the Company.

(c) Non-Disparagement. During the Restricted Period, Holder agrees not to make any disparaging remarks about the Company or any of its Subsidiaries, or any of its practices, or the Company’s or its Subsidiaries’ directors, managers, officers, employees, direct and indirect equity holders or trustees, either orally or in writing; provided, however, that the foregoing shall not restrict Holder from responding truthfully to the extent such party is requested or required to provide any information pursuant to law or any deposition, interrogatory, request for documents, civil investigative demand or similar process.

(d) Disclosure of Trade Secrets. Holder shall not be held criminally or civilly liable, whether under any federal or state trade secret law or otherwise, for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. Holder shall not be held criminally or civilly liable, whether under any federal or state trade secret law or otherwise, for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Holder files a lawsuit for retaliation for reporting a suspected violation of law, then Holder may disclose the trade secret to its attorney and use the trade secret information in the court proceeding, if Holder files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

(e) Inventions. Holder hereby agrees to assign and does hereby assign to the Company his/her entire right, title and interest in and to any and all inventions and improvements which he/she alone or in conjunction with others has made or conceived or may make or conceive during the period of his/her employment by the Company or its Subsidiaries and which are within the scope of clause (i) or clause (ii) below. Holder hereby acknowledges that Holder has been notified that the assignment obligations of this Agreement do not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Holder’s own time, unless (i) the invention relates (x) to the business of the Company or its Subsidiaries, or (y) to the Company’s or its applicable Subsidiary’s actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by Holder for the Company or its Subsidiaries. Holder will disclose fully to the Company his/her aforesaid inventions and improvements, and will at any time during or after his/her employment hereunder render to the Company and its Subsidiaries such cooperation and assistance as the latter may deem to be advisable in order to obtain or maintain suitable protection upon Holder’s aforesaid inventions or improvements and/or any other inventions or improvements of the Company or its Subsidiaries, the expense of such cooperation and assistance to be paid by the Company.

(f) Confidentiality. Holder shall not, during or after employment with the Company or its Subsidiaries, directly or indirectly, disclose or use (except in the course of his/her employment by the Company or its Subsidiaries) any secret or confidential information, knowledge or data of the Company or its Subsidiaries whether or not it was obtained, acquired or developed by Holder, without first securing written consent thereto of a duly authorized officer of the Company or its applicable Subsidiary.

(g) Third-Party Information. Holder shall not knowingly disclose to any Company personnel, use, or permit to be used in connection with any Company activities, or bring to any Company facility any third party confidential information, including but not limited to third party trade secrets. Holder also shall not knowingly use, permit to be used, or induce the use of subject matter covered by a claim of any third party patent in connection with any Company activities.

(h) Violations of Law. For the avoidance of doubt, nothing in this Agreement will prohibit, or be construed to prohibit, Holder from filing a charge with, reporting possible violations of federal law or regulation to, or participating, cooperating with or providing information (including trade secrets) in confidence to any governmental agency or entity, including but not limited to the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, the Commodity Futures Trading Commission, Congress, or any agency Inspector General, making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation, or from providing information (including trade secrets) to Holder’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Holder does not need the prior authorization of the Company to make any such reports or disclosures, and Holder is not required to notify the Company that Holder has made such reports or disclosure.

(i) Injunctive Relief with Respect to Covenants. Holder recognizes and acknowledges that a breach of one or more of the covenants contained in this Section 15 shall cause irreparable damage to the Company and its Affiliates and the goodwill of any of the foregoing, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach shall be inadequate. Accordingly, Holder agrees that in the event of a breach or threatened breach of any of the covenants contained in this Section 15, in addition to any other remedy which may be available at law or in equity, the Company and its Affiliates shall be entitled to injunctive relief and specific performance to prevent or prohibit such breach. Holder agrees to waive any requirements for the securing or posting of any bond in connection with such remedy.

(j) Tolling. In the event of the breach by Holder of any covenants contained in this Section 15, the running of the applicable period of restriction shall be automatically tolled and suspended for the amount of time that the breach continues, and shall automatically recommence when the breach is remedied so that the Company and its Affiliates shall receive the full benefit of Holder’s compliance with such covenants.

(k) Unenforceable Restriction. If any term, provision, covenant or condition of this Section 15 is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, as determined by such court in such action, then the provisions will be deemed reformed to the maximum limitations permitted by applicable law and the parties hereby expressly acknowledge their desire that in such event such action be taken. If any provision of this Section 15 is held to be illegal, invalid or unenforceable during the term of this Agreement after application of the first sentence of this Section 15(k), then such provision shall be fully severable; this Section 15 shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Section 15; and the remaining provisions of this Section 15 shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Section 15. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Section 15 a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(l) Termination From Service. Notwithstanding anything to the contrary, the provisions of this Section 15 shall apply equally after Holder’s Date of Termination.

16. General Provisions.

(a) Governing Law; Jurisdiction. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware without reference to any choice of law provisions thereof that would result in the application of any law other than the law of the State of Delaware.

EACH OF THE PARTIES HERETO SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES HERETO WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY HERETO WITH RESPECT THERETO. EACH PARTY HERETO AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS OF THE PARTY SET FORTH ON SUCH PARTY’S SIGNATURE PAGE HERETO AND IN THE MANNER PROVIDED IN SECTION 16(c) HEREOF. NOTHING IN THIS SECTION 16(a), HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.

Each party hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in tort, contract or otherwise, against any party in any way relating to this Agreement in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom). The parties hereto agree that process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(b) Entire Agreement; Severability. This Agreement, together with the Stockholders’ Agreement and Certificate of Incorporation, set forth the entire agreement between the parties with respect to the grant of Restricted Shares hereunder and merges all prior discussions between the parties. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

(c) Notice. Any notice, demand or request required or permitted to be given by either the Company or Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed given and received: (i) upon delivery, if delivered in person or by e-mail, (ii) one business day after having been deposited for overnight delivery with Federal Express or another comparable overnight courier service, or (iii) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

(d) Successors and Assigns. The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Holder under this Agreement may only be Transferred to Family Members of Holder as expressly provided herein or otherwise with the prior written consent of the Company, and any purported Transfer in violation of the foregoing shall be null and void ab initio.

(e) Amendment; Enforcement of Rights. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless embodied in a writing signed by the parties to this Agreement. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(f) Cooperation. Holder agrees, upon request, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(g) Conformity to Securities Laws. Holder acknowledges that this Agreement is intended to conform to the extent necessary with all applicable federal and state securities laws and regulations. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(h) No Right to Continue as Service Provider. Nothing in this Agreement shall confer upon Holder any right to continue as an employee, director, consultant or other service provider, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between Holder and the Company.

(i) Cancellation of Restricted Shares. If the Company (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such Restricted Shares are to be repurchased shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such Restricted Shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such Restricted Shares, whether or not the certificates therefor have been delivered as required by this Agreement.

(j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(k) Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to the other party if so requested.

(l) Acknowledgement. Holder has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

(m) Captions. The captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

COMPANY:	HOLDER:
SANKEN NORTH AMERICA, INC. a Delaware corporation

By:	By:
Name:
Title:
Address:	Address:
c/o Allegro MicroSystems, LLC 115 Northeast Cutoff
Worcester, MA 01606

Email:	Email:

[Signature Page to Class L Common Stock Grant Agreement]

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                  hereby sell(s), assign(s) and transfer(s) unto                  (the “Company”)                  (                ) shares of the common stock of the Company standing in                  name on the books of the Company represented by Certificate No.                  herewith and do hereby irrevocably constitute and appoint the Company’s Secretary to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:

Signature
Name:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its rights, as set forth in the Class L Common Stock Grant Agreement, without requiring additional signatures on the part of Holder.

EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of _________, have read and approve the foregoing Class L Common Stock Grant Agreement (the “Agreement”). In consideration of the issuance to my spouse of the shares of Common Stock set forth in the Agreement (the “Restricted Shares”), I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions thereof insofar as I may have any rights therein or in or to any Restricted Shares under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement.

Dated: ______________________________________
Signature of Spouse

EXHIBIT C

JOINT ESCROW INSTRUCTIONS

Date:______________________

[Company]

[Address]

Dear [______]:

As escrow agent (the “Escrow Agent”) for both Sanken North America, Inc., a Delaware corporation (the “Company”), and the undersigned purchaser or transferee of stock of the Company (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Class L Common Stock Grant Agreement (the “Agreement”) between the Company and the undersigned (the “Escrow”), in accordance with the following instructions:

1. In the event that Holder forfeits any shares issued under the Agreement, the Company shall give to Holder and you a written notice specifying the number of shares of stock so forfeited. Holder and the Company hereby irrevocably authorize and direct you to consummate such forfeiture by returning the forfeited Restricted Shares to the Company in accordance with the terms of such notice.

2. Upon any forfeiture, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate (if any) evidencing the shares of stock to be transferred, to the Company or its assignee.

3. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock (if any) to be held by you hereunder and any additions and substitutions to said shares as provided in the Agreement. Holder does hereby irrevocably constitute and appoint you as Holder’s attorney-in-fact and agent for the term of this Escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of the Agreement and of this Escrow Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. Upon written request of Holder, but no more than once per calendar year, unless the shares have been forfeited, you will deliver to Holder a certificate or certificates representing the aggregate number of shares of stock that have vested and ceased to be subject to forfeiture or, if applicable, record the vesting of such Restricted Shares on the books and records of the Company. Within 90 days after the Date of Termination (as defined in the Agreement), you will deliver to Holder any certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not forfeited by the Holder (in any event, if such shares are certificated).

5. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Holder, you shall deliver all of the same to Holder and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Holder while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to engage such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Sanken North America, Inc.
c/o Allegro MicroSystems, LLC
115 Northeast Cutoff
Worcester, MA 01606
Attention: Ravi Vig, President
Attention: Richard Kneeland, Vice President, General Counsel

HOLDER:

ESCROW AGENT:	James M. Coonan
Coonan & Associates, P.C.
26 S. Third Street, #520
Geneva, IL 60134

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

Very truly yours,

SANKEN NORTH AMERICA, INC.

By:
Name: _________
Title: _________

HOLDER:

Name: _________

ESCROW AGENT:

JAMES M. COONAN

By:
Secretary, Sanken North America, Inc.

[Signature Page to Joint Escrow Instructions]

EXHIBIT D

FORM OF SECTION 83(b) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of Class L Common Stock, par value $0.01, of Sanken North America, Inc. transferred to you. You should consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

An executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares are purchased by you if you wish to make such an election. Please Note: There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner. If you make the Section 83(b) election, the election is irrevocable.

In order to make a Section 83(b) Election:

1. Complete the Section 83(b) Election Form (the second page of this Exhibit) and make four (4) copies of the signed election form. Your spouse, if any, should sign the Section 83(b) Election Form as well.

2. Prepare the cover letter to the Internal Revenue Service (sample letter attached).

3. Send the cover letter with the originally executed Section 83(b) Election Form and cover letter and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked, certified receipt is your proof of having timely filed the Section 83(b) election if, for any reason, you do not receive confirmation from the Internal Revenue Service.

4. One (1) copy of the Section 83(b) Election Form must be sent to Sanken North America, Inc. for its records and one (1) copy must be attached to your federal income tax return for the applicable calendar year.

5. Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address and taxpayer identification number (social security number) and taxable year of the undersigned are as follows:

NAME OF TAXPAYER: _______________________________________________

NAME OF SPOUSE: __________________________________________________

ADDRESS: _________________________________________________________

IDENTIFICATION NO. OF TAXPAYER: _________________________________

IDENTIFICATION NO. OF SPOUSE: ____________________________________

TAXABLE YEAR: ____

2.	The property with respect to which the election is made is described as follows:

__________(____) shares of the Class L Common Stock of Sanken North America, Inc., a Delaware corporation (the “Company”).

3.	The date on which the property was transferred is: _____________________

4.	The property is subject to the following restrictions:

The shares of Class L Common Stock are subject to forfeiture and/or a right of repurchase in favor of the Company upon termination of taxpayer’s service relationship.

The shares of Class L Common Stock are also subject to a call right in favor of the Company upon termination of taxpayer’s service relationship, as well as drag-along rights in favor of certain stockholders of the Company.

5.

The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $___ per share of Class L Common Stock.

6.	The amount (if any) paid for such property: $___ per share of Class L Common Stock.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of this election will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: __________________
Name: _________

Dated: __________________
Spouse’s Name: __________________________

COVER LETTER TO INTERNAL REVENUE SERVICE

DATE: ___________________

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service

Address where taxpayer files returns:

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer:

Taxpayer’s Social Security Number:

Taxpayer’s Spouse:

Taxpayer’s Spouse’s Social Security Number:

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very Truly Yours,

Name: _________

Enclosures

cc: __________